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                                                               EXHIBIT 10.55

                 AMENDED AND RESTATED HOUSING MANAGEMENT AGREEMENT


This Amended and Restated Housing Management Agreement (the "Agreement") is made this 24th day of January, 1997, by and between REHAB UNLIMITED 74, an Ohio limited partnership ("Owner"), and BROAD STREET MANAGEMENT, INC., an Ohio corporation ("Agent").

WHEREAS, Owner and Agent previously entered into that certain Housing Management Agreement, dated as of May 1, 1992 (the "Original Agreement"); and

WHEREAS, Owner and Agent desire to amend and restate the Original Agreement to reflect herein their agreements and understandings.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. APPOINTMENT AND ACCEPTANCE. The Owner appoints the Agent as exclusive agent for the management of the property described in Section 2 of this Agreement, and the Agent accepts the appointment, subject to the terms and conditions set forth in this Agreement.

     2. DESCRIPTION OF PROJECT. The property to be managed by the Agent under this Agreement is known as Rehab Unlimited 74 consisting of the land, buildings, and other improvements (the "Project"), described as follows:

                  Name: Rehab Unlimited 74

                  HUD Project No.:  043-35123

                  No. of dwelling units: 121

     3.     DEFINITIONS.  As used in this Agreement:

            A. "HUD" means the United States Department of Housing and Urban Development.

            B. "Mortgage" means that certain indenture of mortgage by and between the Owner, as Mortgagor, and the Mortgagee, with respect to the Project, which mortgage is insured by the United States Department of Housing and Urban Development.

            C.     "Mortgagee" means any holder of the Mortgage.

            D.     "Parties" means the Owner and the Agent.

     4. HUD REQUIREMENTS. The Project is subject to a Mortgage which is insured by HUD under Section 221(d) of the National Housing Act, and the Owner has entered into a Regulatory Agreement with HUD, whereby the Owner is obligated to provide for management of the Project in a

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manner satisfactory to HUD.  In addition, the Owner has entered into a Housing
Assistance Program (HAP) Contract with HUD. The Owner has furnished the Agent with copies of the Regulatory Agreement and the Housing Assistance Payment (HAP) Contract. In performing its duties under this Agreement, the Agent will comply with all pertinent requirements of the Regulatory Agreement and the directives of HUD. In the event that any instruction from the Owner is in contravention of such requirements, the requirements of the Regulatory Agreement and the directives of HUD will prevail.

All management fees will be computed and paid according to HUD requirements. Notwithstanding any other provisions of this Agreement, HUD may terminate this
Agreement: (1) for failure to comply with the provisions of the Management Certification or other good cause, thirty (30) days after HUD has mailed the Owner and Agent a written notice of its desire to terminate this Agreement; or
(2) in the event of a default under the Mortgage, Note, Regulatory Agreement or HAP Contract, immediately upon HUD's issuance of a notice of termination to Owner and Agent. It is further understood and agreed that no liability will attach to either of the Parties in the event of such termination. If HUD terminates this Agreement, Owner will promptly make arrangements for providing management satisfactory to HUD. In the event of any conflict between the provisions of this Agreement and the rights and requirements of HUD, the rights and requirements of HUD will prevail. Upon termination of this Agreement, Agent will within thirty (30) days of the date of termination turn over to Owner all of the Project's cash, trust accounts, investments and records. No "hold harmless clause" of the type prohibited by HUD which exempts the Agent from all liability for damages and injuries shall be enforceable.

     5. BASIC INFORMATION. As soon as possible, the Owner will furnish the Agent with a complete set of plans and specifications as finally approved by HUD and copies of all guaranties and warranties pertinent to construction, fixtures, and equipment. With the aid of this information, and inspection by competent personnel, the Agent will thoroughly familiarize itself with the character, location, construction, layout, plan, and operation of the Project, and especially the electrical, heating, plumbing, and wherever installed, air conditioning and ventilating systems, the elevators, and all other mechanical equipment.

     6. MARKETING. The Agent will carry out the marketing activities observing all requirements of the Affirmative Marketing Plan or Marketing Plan, as appropriate. Advertising expenses will be paid out of the Rental Agency account as Project expenses.

     7. RENTALS. The Agent will offer for rent and will rent the dwelling units and other rental facilities and concessions in the Project. Incident thereto, the following provisions will apply:

            A. The Agent will follow the tenant selection policy giving preference to low and moderate income families.

            B.     The Agent will show the premises to prospective tenants.

            C. The Agent will take and process applications for rentals. If an application is rejected, the applicant must be notified in writing and told the reason for rejection, and the rejected application, with reason for rejection noted thereon, will be kept on file for three (3) years. A current list of prospective tenants will be maintained.

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            D.     The Agent will prepare all leases and any other rental
agreements and will prepare the leases to reflect the Owner as being the Lessor. In executing the leases, the Agent will identify itself as Agent for the Owner. The Owner's name will be clearly designated the Lessor. The terms of all leases will comply with the pertinent provisions of the Regulatory Agreement and the directives of HUD. Dwelling leases will be in a form approved by HUD, but individual dwelling leases need not be submitted for the approval of HUD or the Owner.

            E. The Agent will, from time to time, prepare and submit to HUD (or the contract administrator) for approval, all rental increase requests. The Owner will furnish the Agent with rent schedules, as from time to time approved by HUD, showing rents for dwelling units and other charges for facilities and services. In no event will such contract rents and other charges be exceeded. Eligibility for rents which are less than such contract rents, and the amount of such lesser rents, will be determined in accordance with the Regulatory Agreement and the directives of HUD.

            F. The Agent will prepare and verify eligibility certificates and recertifications in accordance with the Regulatory Agreement and the directives of HUD.

            G. The Agent will negotiate any other rental agreements and/or concession agreements, and will execute the same in the Owner's name, identifying itself therein as Agent for the Owner. Commercial rents will not be less than the minimums from time to time approved by Owner.

            H. The Agent will collect, deposit, and disburse security deposits, if required, in accordance with the terms of each tenant's lease. Security deposits will be deposited by the Agent in an interest bearing account separate from all other accounts and funds, with a bank or other financial institution selected by the Agent.

                   The institution will be one whose deposits are insured by an agency of the United States Government, and if required by state law or federal regulation, a pro-rata share of interest earned will be credited to each tenant's security deposit. This account will be carried in the Agent's name and designated of record as "Rehab Unlimited 74 Security Deposit Account".

      8. COLLECTION OF RENTS AND OTHER RECEIPTS. The Agent will collect when due all rents, charges and other amounts receivable on the Owner's account in connection with the management and operation of the Project. Such receipts (except for tenants' security deposits, which will be handled as specified in Subsection 7H above) will be deposited in an account which may be maintained by Agent as apart of a cash concentration system provided that the funds of the Premises are separately accounted for and will not exceed a level fully insured by the FDIC and in accordance with applicable HUD requirements. Such depository shall be selected by the Agent. However, Agent shall not be held liable in the event of bankruptcy or failure of a depository. This account will be carried in the Agent's name and designated of record as "Rehab Unlimited 74 Rental Agency Account".

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     9.     ENFORCEMENT OF LEASES.  The Agent will attempt to secure full compliance by each tenant with the terms of the lease. Voluntary compliance will be emphasized and the Agent, utilizing the services of voluntary social services when available, will counsel tenants and make referrals to community agencies in cases of financial hardship or under other circumstances deemed appropriate by the Agent, to the end that involuntary termination of tenancies may be avoided to the maximum extent consistent with sound management of the Project. Nevertheless, the Agent may lawfully terminate any tenancy when, in the Agent's judgment, sufficient cause (including but not limited to nonpayment of rent) for such termination occurs under the terms of the tenant's lease. For this purpose, the Agent is authorized to consult with Agent's legal counsel to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, that the Agent will keep the Owner informed of such actions and will follow such instructions as the Owner may prescribe for the conduct of any such action. Attorney's fees and other necessary costs incurred in connection with such actions will be paid out of the Rental Agency Account as Project expenses.

     10. MAINTENANCE AND REPAIR. Subject to the availability of necessary funds in the Rental Agency Account, the Agent will cause the Project to be maintained and repaired in accordance with all local codes and in a condition at all times acceptable to the Owner and HUD, including but not limited to cleaning, painting, decorating, plumbing, carpentry, grounds care, and such other maintenance and repair work as may be necessary, subject to any reasonable limitations imposed by the Owner in addition to those contained herein.

            Incident thereto, the following provisions will apply:

            A. Special attention will be given to preventive maintenance, and to the greatest extent feasible, the services of regular maintenance employees will be used.

            B. The Agent will contract with qualified independent contractors (including identity of interest contractors) for extraordinary maintenance repairs beyond the capability of regular maintenance employees.

            C. The Agent will systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified, and will keep records of the same. Emergency requests will be received and serviced within a reasonable period of time. Complaints of a serious nature will be reported to the Owner after investigation.

            D. The Agent is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary to proper maintenance and repair.

            E. Notwithstanding any of the foregoing provisions, prior approval of the Owner will be required for any expenditure exceeding Ten Thousand Dollars ($ 10,000) in any one instance for labor, materials, or otherwise in connection with maintenance and repair of the Project except for recurring expenses (and/or specifically identified items) within the limits of the operating budget, emergency repairs involving manifest danger to persons or property, or required to avoid suspension of any necessary service to the Project. In the latter event, Agent will inform Owner of the facts as promptly as possible.

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     11.     UTILITIES AND SERVICES.  In accordance with the operating budget,
Agent will make arrangements for all utilities and services including, without limitation, water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, decorating, laundry facilities (if applicable), and telephone service. The Agent will enter and execute such contracts as may be necessary to secure such utilities and services.

     12. EMPLOYEES. The Operating Budget and job description prescribe the number, qualifications and duties of the personnel to be regularly employed in the management of the Project, including but not limited to, maintenance, bookkeeping, clerical, and other managerial employees. All such personnel will be employees of the Agent or an affiliate of the Agent, and will be hired, paid, supervised, and discharged by the Agent or an affiliate of the Agent, subject to the following conditions:

             A. The compensation (including fringe benefits) of all employees will be as prescribed in the Operating Budget and consistent with past practices.

             B. The Owner will reimburse the Agent for compensation (including fringe benefits) payable to all of the above-mentioned employees, as prescribed in the Operating Budget and consistent with past practices, and for all local, state and Federal taxes and assessments (including but not limited to Social Security taxes, unemployment insurance, and workman's compensation insurance) incident to the employment of such personnel. The Agent will perform the services of bookkeeping and payroll administration on behalf of the Owner pursuant to the Accounting Costs Reimbursement Agreement, dated as of December 1, 1996, between Owner and Agent. Such reimbursements will be paid out of the Rental Agency Account and will be treated as Project expenses.

            C. All actions by the Agent in the areas of personnel, employment, or labor relations are made in the Owner's behalf.

            D. It is a policy of the Agent to offer equal opportunity employment to all qualified employees and all applicants for employment, without regard to race, color, creed, sex, age, handicap, national origin, marital status or veteran status.

     13.     DISBURSEMENTS FROM RENTAL AGENCY ACCOUNT.

             A. From the funds collected and deposited by the Agent in the Rental Agency Account pursuant to Section 8 above, the Agent will make the following disbursements promptly when payable:

                   (1) Reimbursement to the Agent for compensation payable to the employees specified in Subsection 12A and B above, and for the taxes and assessments payable to local, state, and Federal governments in connection with the employment of such personnel.

                   (2) All sums otherwise due and payable by the Owner as expenses of the Project authorized to be incurred by the Agent under the terms of this

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Agreement, including compensation payable to the Agent, pursuant to Section 22 below, for its services hereunder.

                  (3) The single aggregate payment required to be made monthly by the Owner to the Mortgagee, including the amounts due under the Mortgage for principal amortization, interest, mortgage insurance premium, ground rents, taxes and assessments, fire and other hazard insurance premiums, and the amount specified in the Regulatory Agreement for allocation to the Reserve for Replacements.

           B. Except for the disbursements referenced in 13A above, funds will be distributed or transferred from the Rental Agency Account only as the Owner may from time to time direct in writing.

           C. In the event that the balance in the Rental Agency Account is, or is expected to become, at any time insufficient to pay disbursements due and payable under Subsection 13A above, the Agent will inform the Owner of that fact sufficiently in advance, and the Owner will then inform the Agent as to the source of sufficient funds to cover the deficiency. In no event will the Agent be required to advance any monies to or on behalf of Owner or to use its own funds to pay such disbursements.

     14. BUDGETS. Annual operating budgets for the Project will be as approved by the Owner, such approval not to be unreasonably withheld, conditioned or delayed. Except as permitted under Subsection 10E above, annual disbursements for each type of operating expenses itemized in the budget will not exceed by more than ten percent (10%) the amount per summary line item authorized by the approved budget without consent of the Owner. The Agent will prepare a recommended operating budget for each fiscal year beginning during the term of this Agreement, and will submit the same to the Owner at least thirty
(30) days before the beginning of the fiscal year. The Owner will discuss revisions, if any, with Agent and approve such budget in a form satisfactory to Agent. Agent will keep the Owner informed of any anticipated deviation from the receipts or disbursements stated in the approved budget.

     15. RECORDS AND REPORTS. In addition to any other provisions of this Agreement or the Management Profile, the Agent will have the following responsibilities with respect to records and reports:

             A. The Agent will establish and maintain a comprehensive system of records, books, and accounts in a manner conforming to the directives of HUD and otherwise reasonably satisfactory to the Owner. All records, books, and accounts will be subject to examination at reasonable hours by any authorized representative of the Owner.

             B. With respect to each fiscal year ending during the term of this Agreement, the Agent will cause an annual financial report to be prepared by a Certified Public Accountant or other person acceptable to the Owner and HUD, based upon the preparer's examination of books and records of the Owner and the Agent. The report will be prepared in accordance with the directives of HUD, will be

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certified by the preparer and the Agent, and will be submitted to the Owner within sixty (60) days after the end of the fiscal year for the Owner's further certification and submission to HUD and the Mortgagee. Compensation for the preparer's services will be paid out of the Rental Agency Account as an expense of the Project.

             C. The Agent will prepare a monthly report comparing actual and budgeted figures for receipts and disbursements, and will submit such report to the Owner within twenty (20) days after the end of the month covered.

             D. The Agent will furnish such other information as may be requested by the Owner or HUD from time to time with respect to the financial, physical, or operational condition of the Project.

             E. The Agent will prepare on a monthly basis Form 52670 (Housing Owner's Certification and Application for Housing Assistance Payments), Form 52670A, Part 1 (Schedule of Tenant Assistance Payments due), Form 50059 (Certification and Recertification of Tenant Eligibility), and Form 50059A (Worksheet for Certification and Recertification of Tenant Eligibility), and will submit the same to the appropriate State Office of HUD per schedule. HUD Form 52684 will be submitted annually. Such payments received in accordance with the reporting requirements will be deposited in the Rental Agency Account.

             F. By the twentieth (20th) day of each month, the Agent will furnish the Owner with an itemized list of all delinquent accounts, including rental accounts, as of the tenth (10th) day of the same month.

             G. By the twentieth (20th) day of each month, the Agent will furnish the Owner a statement of receipts and disbursements during the previous month and with a schedule of accounts receivable and payable, and reconciled bank statement for the Rental Agency Account and Security Deposit Account as of the end of the previous month.

             H. If, after the Project reaches sustaining (95%) occupancy, the rental collections plus HUD subsidy fall below operating expenses for a sustained period of sixty (60) days, the Agent will immediately send written notification of the same to the appropriate State Office of HUD.

             I.     [Intentionally left blank.]

     16. FIDELITY BOND. The Agent will furnish, at the Owner's expense, a fidelity bond in the principal sum of Thirty-Nine Thousand One Hundred Forty-Six Dollars ($39,146), which is at least equal to the gross potential income for two months and is conditioned to protect the Owner, HUD and the Mortgagee against misappropriation of Project funds by the Agent and its employees. The other terms and conditions of the bond, and the surety thereon, will be subject to the approval of the Owner and HUD.

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     17.     BIDS AND PURCHASE DISCOUNTS, REBATES OR COMMISSION. The Owner and
Agent agree to attempt to obtain contract materials, supplies and services at the lowest possible cost and on the terms most advantageous to the Project and to secure and credit to the project all discounts, rebates or commissions obtainable with respect to purchases, service contracts and other transactions on behalf of the Project. The Owner and the Agent agree that all goods and services purchased from individuals or companies having an identity-of-interest with the Owner or Agent shall be purchased at costs not in excess of those that would be incurred in making arms-length purchases on the open market.

             The Agent shall solicit written cost estimates (i.e., bids) from at least three contractors or suppliers for any work item which the Owner or HUD estimates will cost $5,000 or more and for any contract or ongoing supply or service which is estimated to exceed $10,000 per year. The Agent agrees to accept the bid which represents the lowest price taking into consideration the bidder's reputation for quality of workmanship or materials and timely performance, and the time frame within which the service or goods are needed. For any contract or ongoing supply of service obtainable from more than one source and estimated to cost less than $5,000, the Agent shall solicit verbal or written cost estimates as necessary to assure that the project is obtaining services, supplies and purchases at the lowest possible cost. The Agent must make a written record of any verbal estimate obtained. Copies of all required bids and documentation of all other written or verbal cost comparisons made by the Agent shall be made part of the project's records and shall be retained for three years from the date the work was completed. This documentation shall be subject to inspection by HUD the Agent agrees to submit such documentation upon request.

             The Agent further agrees to include the following clause in any contract entered into with an identity-of-interest firm for provision of goods or services to the Project, the cost of which services are to be paid from Project funds: "Upon request by the Project Owner or the Management Agent or HUD, (name of contractor or supplier) will make available to HUD at a reasonable time and place (name of contractor or supplier)'s records which relate to goods or services provided to the project." The Agent agrees to request such records from the contractor or supplier within seven (7) days of receipt of a written request from HUD or his/her designee.

             The Agent agrees to make available to HUD all records of the Agent's management company and its identity-of-interest company(ies), if any, which relate to the provision of goods or services to the project whenever project funds have been used to pay for such goods and/or services (other than management services).

             The Owner must approve all contracts that will exceed, over a period of time, the Ten Thousand Dollars ($10,000) limitation imposed in the preceding Subsection 10E unless such item was specifically approved as part of the annual operating budget.

     18. TENANT-MANAGEMENT RELATIONS. The Agent will encourage and assist residents of the Project in forming and maintaining a representative organization to promote their common interests, and will maintain good-faith communications with such organization to the end that problems affecting the Project and its residents may be avoided or solved on the basis of mutual self-interest.

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     19.     OWNER'S INSURANCE REQUIREMENTS.  Owner shall place and maintain in force all forms of insurance required by law with respect to the Project, including those specified in this Section 19. Owner may request Agent to obtain insurance for Owner and on Owner's behalf, in which case Agent shall obtain and maintain in force such insurance and any other insurance as may be requested by Owner. Agent shall duly and punctually pay from the Rental Agency Account all premiums with respect to Owner's insurance.

             A. All insurance coverage shall be placed with a carrier rated "A-" "VI" or better by A.M. Best & Co and licensed to do business in the jurisdiction in which the Project is located, in such amounts and with such named and additional insureds and loss payees as may be specified by Owner, and shall include the following:

                   (1) All-risk property damage insurance, including the following: (1) replacement cost for buildings and contents comprising the Project, (2) at the request of Owner, flood and earthquake coverage and, if any portion of the Project is located within an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and is eligible for insurance under applicable federal or state programs, a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administrator; (3) Loss of Rental Income coverage for a minimum of twelve (12) months; (4) comprehensive boiler and machinery insurance coverage, if applicable. With the prior written consent of Owner, such coverage may be part of a blanket policy, so long as, except for the perils of flood and earthquake, the limits provided are not shared with other entities covered under such blanket policy and any shared limit of coverage is not subject to an annual, aggregate limit.

                   (2) Commercial general liability insurance coverage, including (1) contractual, completed operations and host liquor liability in the amount of $1,000,000 and (2) combined single limit for bodily injury, property damage and personal injury per occurrence per location with a $2,000,000 annual aggregate.

                   (3) Automobile liability insurance coverage for owned, hired and non-owned vehicles, in an amount not less than $1,000,000 combined, single limit for bodily injury and property damage.

                   (4) Umbrella or excess liability coverage for $15,000,000, combined single limit for bodily injury, property damage and personal injury.

            B. All policies of insurance shall name Owner as the named insured and will list any Mortgagee, any general partner (and the officer(s) thereof) of Owner and Agent and its employees as additional insureds as their interests may appear.

            C. If Owner requests that Agent obtain Owner's insurance coverage, Agent shall provide Owner with certificates of insurance (or binders of insurance pending the receipt of the required insurance policies) evidencing the insurance coverages required by Owner under this Agreement promptly following Agent's receipt thereof. If Owner obtains its insurance coverage directly, then Owner

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shall provide Agent promptly following Owner's receipt thereof with such certificates of insurance (or binders of insurance pending the receipt of the required insurance policies).

                  (1) Each policy evidencing any insurance coverage required to be maintained by Owner under this Agreement shall provide that Agent be given not less than thirty (30) days' prior written notice of cancellation, non-renewal or material change in the policy. All policies shall contain a waiver of subrogation in favor of the Agent and its employees.

                  (2) Owner agrees to provide Agent with certified copies of any insurance policy obtained by Owner in accordance with this subparagraph 20A promptly after Agent's written request therefor.

     20. COMPLIANCE WITH GOVERNMENTAL ORDERS. The Agent, acting on behalf of the Owner, will take such actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Project, whether imposed by Federal, state, county or municipal authority, subject, however, to the limitation stated in Subsection 10E above, with respect to repairs. Nevertheless, the Agent will take no such action so long as the Owner is contesting, or has affirmed its intention to contest, any such order or requirements. The Agent will notify the Owner in writing of all notices of such orders or other requirements within seventy-two (72) hours from the time of their receipt.

     21. NON-DISCRIMINATION. The Agent, acting on behalf of the Owner, in the performance of its obligations under this Agreement, will comply with the provisions of any Federal, state, or local law prohibiting discrimination in housing on the grounds of race, color, creed, sex or national origin, including Title VI of the Civil Rights Act of 1964 (Public Law 88-352, 78 State. 241), all requirements imposed by or pursuant to the Regulations of HUD (24 CFR, Subtitle A, Part 1) issued pursuant to that Title, regulations issued pursuant to Executive Order 11063, and Title VIII of the 1968 Civil Rights Act.

     22. AGENT'S COMPENSATION. The Agent will be compensated for its services under this Agreement by monthly fees, to be paid out of the Rental Agency Account and treated as Project expenses. Such fees will be estimated and paid in advance on the first day of each month consistent with past practices beginning with the first day of the month of the Agreement and ending on the first day of the month after the last month of the Agreement, with each such monthly payment being reconciled at the end of each month with the actual fees earned in each such month by the Agent. Any excess fee payments will be repaid by the Agent on or before the tenth day of the following month and any deficit in fees will be paid by the Owner on or before the tenth day of the following month. Each such monthly fee will be a sum equal to seven and thirty-nine one-hundredths percent (7.39%) of gross collections received during the preceding month for residential rents, commercial rents and fees from concessionaires, as defined in HUD Handbook 4381.5 REV-1, as revised from time-to-time. Special fees, if any, will be payable as set forth in the approved management certification.

Accounting/bookkeeping, facilities and computer fees shall be paid monthly to the Agent pursuant to the Amended and Restated Accounting Services Agreement, dated as of January 24, 1997, between Owner and Agent, and the Amended and Restated Facilities Rental Agreement, dated as of January

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24, 1997, between Owner and Agent.  Such fees shall be considered a Project expense as approved by HUD.

Subject to HUD regulations, the payment of the management fee and all fees, charges, reimbursements and consideration of any kind or nature due to Agent under this Agreement shall in no event be subordinate to any other debt or obligation of Owner including without limitation any mortgage loan encumbering the Project.

     23. TERM OF AGREEMENT. This Agreement shall be in effect beginning on the 1st day of January, 1997, and shall be in full force and effect until terminated under the terms and conditions specified herein:

             A. The term of this Agreement shall commence on the date hereof and terminate on December 31, 1997; provided, however, that such term shall automatically be extended for additional one (1)-year periods unless written notice of termination is given by the terminating party on or before January 1 of any such extended period.

             B. In the event that a petition in bankruptcy is filed by or against either of the Parties, or in the event that either makes an assignment for the benefit of creditors or takes advantage of any insolvency act, the other party may terminate this Agreement without notice to the other.

             C.     This Agreement may be terminated by the Owner upon thirty
(30) days advance written notice, upon (i) a sale of the Project to an individual or entity other than an affiliate of Owner or (ii) transfer of all of the partnership interests in the Owner to an individual or entity other than an affiliate of Owner.

             D. It is expressly understood and agreed by and between the Parties that, as set forth in Section 4 above, HUD has the right to terminate this Agreement for good cause on thirty (30) days advance written notice to each of the Parties, and that in the event of a default by the Owner pursuant to the obligations incurred under the Mortgage or the Regulatory Agreement, HUD may terminate this Agreement immediately upon the issuance of a notice of cancellation to each of the Parties.

             E. Upon termination, the Agent will submit to the Owner any financial statements required by HUD, and after the Parties have accounted to each other with respect to all matters outstanding as of the date of termination, the Owner will furnish the Agent security, in form and principal amount satisfactory to the Agent, against any obligations or liabilities which the Agent may properly have incurred on behalf of the Owner hereunder.

             F. If HUD terminates the Agreement, the Owner will promptly make arrangements for providing management satisfactory to HUD.

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

             G. The Agent will turn over to the Owner all of the Project's cash, trust accounts, investments and records within thirty (30) days of the date this Agreement is terminated and the provisions of Sections 4 and 24D have been satisfied.

             H. This Agreement may be terminated by the non-breaching party thirty (30) days after the receipt of notice by either Party to the other specifying in detail a material breach of this Agreement, if such breach has not been cured within said thirty (30) day period; or if such breach is of a nature that it cannot be cured within said thirty (30) day period but can be cured within a reasonable time thereafter, if efforts to cure such breach have not commenced and/or such efforts are not proceeding and being continued diligently both during and after such thirty (30) day period prior to the breach being cured. The breach of any obligation of either party hereunder to pay any monies to the other party under the terms of this Agreement shall be deemed to be curable within thirty (30) days.

             I. The Owner will give HUD prompt written notice of any termination of this Agreement if terminated by Owner, other than that directed by HUD.

     24. SAVE HARMLESS. Owner shall indemnify, defend and save harmless Agent and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims for (a) personal injury or property damage incurred or occurring in, on or about the Project, (b) Agent's performance of services that are within the scope of Agent's authority under this Agreement or when Agent is acting under the express direction of the Owner and (c) any breach by Owner of Owner's representations, warranties or covenants set forth in this Agreement unless attributed to the gross negligence or wilful misconduct of the Agent. Agent shall indemnify, defend and save harmless Owner and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims attributable to Agent's gross negligence or wilful misconduct. Such indemnification shall not extend to situations which are attributable to the gross negligence or intentional misconduct of the Owner.

     25. AGENT ASSUMES NO LIABILITY. Agent assumes no liability whatsoever for any acts or omissions of Owner, or any previous owners of the Project, or any previous management or other agent of either. Agent assumes no liability of any failure of or default by any tenant in the payment of any rent or other charges due Owner or in the performance of any obligations owed by any tenant to Owner pursuant to any lease or otherwise. Nor does Agent assume any liability for previously unknown violations of environmental or other regulations which may become known during the period this Agreement is in effect. Any such regulatory violations or hazards discovered by Agent shall be brought to the attention of Owner in writing, and Owner shall then promptly notify Agent following Owner's due investigation of such violation or hazard of the appropriate course of action to be undertaken by Owner to cure such violation or hazard.

     26.     INTERPRETATIVE PROVISIONS.

             A. At all times, this Agreement will be subject and subordinate to all rights of HUD, and will inure to the benefit of and constitute a binding obligation upon the Parties and their respective successors and assigns.

             B. This Agreement constitutes the entire agreement between the Owner and the Agent with respect to the management and operation of the Project, and no change will be valid, unless made by supplemental written agreement, executed and approved by the Parties.

             C. This Agreement has been executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument, and which may be introduced in evidence or used for any other purpose without production of any of the other counterparts.

     27. REAL PROPERTY ASSESSMENTS. Agent, on behalf of the Project, will engage such consultant or consultants, as the Agent deems necessary and appropriate, for the purpose of appealing any State or local real property tax assessments relating to the Project's real property. The cost and expense of any such consultant or consultants shall be an expense of the Project and shall be paid from the Rental Agency Account, as provided in Section 13 hereof.

     28.     NOTICES.

             All notices or approvals required to be given hereunder shall be deemed to have been duly given (i) three (3) days after the date of mailing, if sent by registered or certified mail, postage prepaid, with return receipt requested; (ii) when delivered, if delivered personally; (iii) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of such facsimile is promptly sent by another means specified in this section 28) ; or (iv) on the first business day following the date of sending, if sent by overnight U.S. Postal Service mail or other nationally recognized overnight courier service, in each case to the parties at the following address (or such other address as a party shall have specified by notice given in accordance with this Section 28):

     To Owner:

          Rehab Unlimited 74
          c/o Medallion-RU 74, Inc.
          935 East Broad Street
          Columbus, Ohio  43205

     With copies to:

          Robert J. Behal, Esquire
          Crabbe, Brown, Jones, Potts & Schmidt
          500 South Front Street
          Suite 1200
          Columbus, Ohio  43215

     To Agent:

          c/o Broad Street Management, Inc.
          935 East Broad Street
          Columbus, Ohio  43205
          Attention:  Regional Vice-President

     With copies to:

          c/o NHP-HG 17, Inc.
          8065 Leesburg Pike, Suite 400
          Vienna, Virginia 20812
          Attention:  Chief Operating Officer

     (with a copy to the same address directed to the Office of General Counsel)

     IN WITNESS WHEREOF, the Parties (by their duly authorized officers) have executed this Agreement on the date above written.

OWNER:

REHAB UNLIMITED 74, an Ohio limited partnership

By:  MEDALLION-RU 74, INC., an Ohio corporation, General Partner

     By:
             -----------------------
     Name:   David W. Houze
     Title:  President


     Witness:
             -----------------------

AGENT:

BROAD STREET MANAGEMENT, INC., an Ohio corporation

          By:
                 ----------------------------
          Name:  J. Robert Hiner
          Title: Executive Vice President


Witness:  Janelle Marzi
          -----------------------